Exhibit 99.3
Unless otherwise indicated or unless the context requires otherwise, all references herein to “we,” “us,” “our,” “the Company” or “Lennox” mean Lennox International Inc. and its direct and indirect subsidiaries on a consolidated basis.
The company
Through our subsidiaries, we are a leading global provider of climate control solutions. We design, manufacture and market a broad range of products for the heating, ventilation, air conditioning and refrigeration (“HVACR”) markets. We believe that we are an industry leader known for innovation, quality and reliability. Our products and services are sold through multiple distribution channels under well-established brand names, including “Lennox,” “Armstrong Air,” “Ducane,” “Bohn,” “Larkin,” “Advanced Distributor Products” and “Service Experts.”
We had net sales of approximately $2.8 billion in 2009. We serve residential customers, which accounted for approximately 60% of our 2009 net sales (including approximately 80% of the net sales of our service experts segment), and commercial customers, which accounted for approximately 40% of our 2009 net sales. In 2009, approximately 70% of our net sales were attributable to replacement business, and approximately 30% were attributable to new construction.
Approximately 85%, 8%, and 7% of our 2009 net sales were to the Americas, Europe and Asia Pacific, respectively. In this regard, approximately 70% and 30% of the net sales of our commercial heating and cooling segment were to the Americas and Europe, respectively, and approximately 45%, 38% and 17% of the net sales of our refrigeration segment were to the Americas, Asia Pacific and Europe, respectively.
Shown below are our four business segments, the key products and brand names within each segment and 2009 net sales by segment.

			2009 Net Sales
Segment	Products/Services	Brand Names	(in millions)
Residential Heating & Cooling	Furnaces, air conditioners, heat pumps, packaged heating and cooling systems, indoor air quality equipment, pre-fabricated fireplaces, freestanding stoves	Lennox, Armstrong Air, Ducane, Aire-Flo, AirEase, Concord, Magic-Pak, Advanced Distributor Products, Superior, Country Stoves, Security Chimneys	$1,293.5

Commercial Heating & Cooling	Unitary heating and air conditioning equipment, applied systems	Lennox, Allied Commercial	594.6

Service Experts	Sales, installation and service of residential and light commercial heating and cooling equipment	Service Experts, various individual service center names	535.4

Refrigeration	Condensing units, unit coolers, fluid coolers, air cooled condensers, air handlers, process chillers	Heatcraft Worldwide Refrigeration, Bohn, Larkin, Climate Control, Chandler Refrigeration, Friga-Bohn, HK Refrigeration, Hyfra, Kirby, Frigus-Bohn	512.7

Eliminations			(88.7)

		Total	$2,847.5

We were founded in 1895 in Marshalltown, Iowa when Dave Lennox, the owner of a machine repair business for the railroads, successfully developed and patented a riveted steel coal-fired furnace, which was substantially more durable than the cast iron furnaces used at that time. Manufacturing these furnaces grew into a significant business and was diverting the Lennox Machine Shop from its core focus. As a result, in 1904, a group of investors headed by D.W. Norris bought the furnace business and named it the Lennox Furnace Company. We reincorporated as a Delaware corporation in 1991 and completed an initial public offering of our common stock in 1999.
Our executive offices are located at 2140 Lake Park Boulevard, Richardson, Texas 75080, and our telephone number is (972) 497-5000. Our website is located at www.lennoxinternational.com. Information on or accessible through our website is not part of, or incorporated by reference into, this Current Report on Form 8-K.
Recent developments
On April 27, 2010, we reported financial results for the first quarter of 2010.
Revenue for the first quarter was $644 million, up 11% from the prior-year quarter. Foreign exchange had a positive impact of 5 points in the first quarter. Volume was higher and price/mix was down slightly from the year-ago quarter.
Gross profit for the first quarter was $174 million, up 26% from $138 million in the prior-year quarter. Gross margin was 27.1% compared to 23.8% in the prior-year quarter, up 3.3%. Gross margin benefited primarily from higher volume, lower component and commodity costs, and savings from restructuring and productivity initiatives.
On a GAAP basis, loss from continuing operations for the first quarter was $1.3 million, or $0.02 diluted loss per share, compared to $17.7 million loss from continuing operations, or $0.32 diluted loss per share in the prior-year quarter.
In the first quarter, the company had a loss from discontinued operations of $0.3 million after-tax, or $0.01 diluted loss per share, related to exiting the business of certain Service Experts service centers.
Net cash used in operations in the first quarter was $40 million compared to net cash provided by operations of $16 million in the prior-year quarter. The company invested $11 million in capital assets in the first quarter.
For additional information, see the financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.

Supplemental Financial Information
The following historical consolidated financial data should be read in conjunction with the company’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.

						Three Months Ended		Year over
	Fiscal Year Ended December 31,					March 31,		Year
(dollars in millions)	2005	2006	2007	2008	2009	2009	2010	Difference

Earnings before interest and taxes	$217.0	$256.3	$276.9	$263.3	$164.5	$(17.7)	$7.8	$25.5
Special product quality adjustment	—	—	(16.9)	—	18.3	—	—	—
Items in gains and other expenses, net that are excluded from segment profit	(33.5)	20.3	3.7	5.2	(10.9)	(2.7)	0.1	2.8
Impairment of assets	—	—	—	9.1	6.4	—	—	—
Restructuring charges	2.4	13.3	25.2	30.4	41.5	11.2	7.2	(4.0)
Other expenses, net	0.3	0.5	0.7	0.1	0.1	—	—	—
Interest expense, net	15.4	4.4	6.8	14.2	8.2	1.9	2.5	0.6

Income (loss) from continuing operations before income taxes	$232.4	$217.8	$257.4	$204.3	$100.9	$(28.1)	$(2.0)	$26.1

						Three Months Ended		Year over
	Fiscal Year Ended December 31,					March 31,		Year
(dollars in millions)	2005	2006	2007	2008	2009	2009	2010	Difference

Earnings before interest and taxes	$217.0	$256.3	$276.9	$263.3	$164.5	$(17.7)	$7.8	$25.5
Depreciation and amortization expense	37.3	44.2	48.7	50.6	52.9	12.8	12.9	0.1

EBITDA	$254.3	$300.5	$325.6	$313.9	$217.4	$(4.9)	$20.7	$25.6

						Three Months Ended		Year over
	Fiscal Year Ended December 31,					March 31,		Year
(dollars in millions)	2005	2006	2007	2008	2009	2009	2010	Difference

Earnings before interest and taxes	$217.0	$256.3	$276.9	$263.3	$164.5	$(17.7)	$7.8	$25.5
Net sales	$3,352.5	$3,662.1	$3,691.7	$3,441.1	$2,847.5	$580.6	$644.1	11	%(1)

EBIT return on sales	6.5%	7.0%	7.5%	7.7%	5.8%	-3.0%	1.2%	4.2%

(1)	Foreign exchange had a positive impact of 5 points on net sales. Excluding this positive impact, the net sales variance is 6%

						Three Months Ended		Year over
	Fiscal Year Ended December 31,					March 31,		Year
(dollars in millions)	2005	2006	2007	2008	2009	2009	2010	Difference

Net cash provided by (used in) operating activities	$228.7	$200.7	$239.9	$183.2	$225.5	$16.3	$(40.3)	$(56.6)
Purchase of property, plant and equipment	(63.3)	(74.8)	(70.2)	(62.1)	(58.8)	(9.9)	(10.7)	(0.8)

Free cash flow	$165.4	$125.9	$169.7	$121.1	$166.7	$6.4	$(51.0)	$(57.4)

						Three Months Ended		Year over
	Fiscal Year Ended December 31,					March 31,		Year
(dollars in millions)	2005	2006	2007	2008	2009	2009	2010	Difference

Free cash flow	$165.4	$125.9	$169.7	$121.1	$166.7	$6.4	$(51.0)	$(57.4)
Net income (loss)	$150.7	$166.0	$169.0	$122.8	$51.1	$(18.1)	$(1.6)	$16.5

Free cash flow as a % of net income (loss)	110%	76%	100%	99%	326%	NM	NM	NM

	Three Months Ended		Year over
	March 31,		Year
(dollars in millions)	2009	2010	Difference

Loss per share from continuing operations	$(0.32)	$(0.02)	$0.30
Restructuring charges	$0.14	$0.08	$(0.06)
Net change in unrealized gains on open future contracts	(0.04)	—	0.04

Adjusted (loss) earnings per share from continuing operations — diluted	$(0.22)	$0.06	$0.28